                                                                     EXHIBIT 4.4

      THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

                                           Right to Purchase 521,739 Shares of
                                           Common Stock and Class C Warrants for
                                           208,696 shares of Common Stock

Date: December 16, 2004

                                SERIES B WARRANT

                      TO PURCHASE COMMON STOCK AND WARRANTS

                                       OF

                                QSOUND LABS, INC.

      THIS CERTIFIES THAT, for value received, Capital Ventures International, or its registered assigns, is entitled to purchase from QSound Labs, Inc., a corporation organized under the laws of Alberta, Canada (the "COMPANY"), at any time or from time to time during the period specified in Section 2 hereof, 521,739 units ("UNITS"), at an exercise price per Unit (the "EXERCISE PRICE") equal to $5.75, each Unit consisting of (i) one share of the Company's Common Stock, no par value (the "COMMON STOCK"), and (ii) a warrant to acquire initially 0.4 shares of Common Stock (the "ADDITIONAL WARRANTS"), such Additional Warrants being in the form attached hereto as Exhibit A and having
(y) an exercise price equal to the exercise price of the Series A Warrants (as that term is defined in the Securities Purchase Agreement) then in effect at the time of issuance of the Additional Warrants, and (x) shall be exercisable from the Start Date (as that term is defined in the Additional Warrants) until 54 months following the Start Date. The number of Units and the Exercise Price are subject to adjustment as provided in Section 4 hereof. The term "WARRANT" and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, including all Warrants issued upon transfer or exchange of this Warrant as provided herein, and the term "WARRANTS" means this Warrant and the other warrants of the Company issued pursuant to that certain Securities Purchase Agreement, dated as of December 16, 2004, by and among the Company and the other signatories thereto (the "SECURITIES PURCHASE AGREEMENT").

      This Warrant is subject to the following terms, provisions and conditions:

1.    Exercise of Warrant.

      (a) Subject to the provisions hereof, including, without limitation, the limitations contained in Section 9 hereof, this Warrant may be exercised by the holder hereof, in whole or in part, by the surrender of this Warrant, together with a completed exercise agreement in the form attached hereto (the "EXERCISE AGREEMENT"), to the Company during normal business hours on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by written notice to the holder hereof), and upon payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company, of the Exercise Price for the Units specified in the Exercise Agreement.

      (b) The Units purchased upon exercise of this Warrant in accordance with this Section 1 shall be deemed to be issued to the holder hereof or the holder's designee, as the record owner of such securities, as of the close of business on the date on which this Warrant shall have been surrendered, the completed Exercise Agreement shall have been delivered, and payment shall have been made for such shares as set forth above or, if such date is not a business day, on the next succeeding business day. The Warrant Shares and the Additional Warrants so purchased, representing the number of Units specified in the Exercise Agreement, shall be delivered to the holder hereof or the holder's designee within a reasonable time, not exceeding three business days, after this Warrant shall have been so exercised (the "DELIVERY PERIOD"). If the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, and so long as the certificates therefor do not bear a legend (pursuant to the terms of the Securities Purchase Agreement) and the holder is not obligated to return such certificate for the placement of a legend thereon (pursuant to the Securities Purchase Agreement), the Company shall cause its transfer agent to electronically transmit the Warrant Shares so purchased to the holder or the holder's designee by crediting the account of the holder or the holder's designee or its respective nominee with DTC through its Deposit Withdrawal Agent Commission system ("DTC TRANSFER"). If the aforementioned conditions to a DTC Transfer are not satisfied, the Company shall deliver to the holder or the holder's designee physical certificates representing the Warrant Shares so purchased. Notwithstanding the foregoing, the holder or the holder's designee may instruct the Company to deliver to the holder or such designee physical certificates representing the Warrant Shares so purchased in lieu of delivering such shares by way of DTC Transfer. Any certificates so delivered shall be in such denominations as may be reasonably requested by the holder hereof or the holder's designee, shall be registered in the name of the holder or such other name as shall be designated by the holder and, following the date on which the Warrant Shares have been registered under the Securities Act pursuant to that certain Registration Rights Agreement, dated as of December 16, 2004, by and among the Company and the other signatories thereto (the "REGISTRATION RIGHTS AGREEMENT") or otherwise may be sold by the holder pursuant to Rule 144 promulgated under the Securities Act (or a successor rule), shall not bear any restrictive legend. If this Warrant shall have been exercised only in part, then the Company shall, at its expense, at the time of delivery of the certificates representing the Warrant Shares and the Additional Warrants, deliver to the holder a new Warrant representing the number of Units with respect to which this Warrant shall not then have been exercised.

      (c) If, at any time, a holder of this Warrant submits this Warrant, an Exercise Agreement and payment to the Company of the Exercise Price for each of the Units specified in the Exercise Agreement, and the Company fails for any reason (other than the reasons contemplated by Section 9 hereof) to deliver, on or prior to the fifth business day following the expiration of the Delivery Period for such exercise, the number of Warrant Shares and the Additional Warrants to which the holder is entitled upon such exercise (an "EXERCISE DEFAULT"), then the Company shall pay to the holder payments ("EXERCISE DEFAULT PAYMENTS") for an Exercise Default in the amount of (i) (N/365), multiplied by
(ii) the amount by which the Market Price (as defined in 11 hereof) of the Common Stock on the date the Exercise Agreement giving rise to the Exercise Default is transmitted in accordance with this Section 1 (the "EXERCISE DEFAULT DATE") exceeds the Exercise Price in respect of such Units, multiplied by (iii) the number of Warrant Shares or Additional Warrants the Company failed to so deliver in such Exercise Default, multiplied by (iv) .24, where N equals the number of days from the Exercise Default Date to the date that the Company effects the full exercise of this Warrant which gave rise to the Exercise Default. The accrued Exercise Default Payment for each calendar month shall be paid in cash and shall be made to the holder by the fifth day of the month following the month in which it has accrued. Nothing herein shall limit the holder's right to pursue actual damages for the Company's failure to maintain a sufficient number of authorized shares of Common Stock as required pursuant to the terms of Section 3(b) hereof or to otherwise issue Warrant Shares or Additional Warrants upon exercise of this Warrant in accordance with the terms hereof, and the holder shall have the right to pursue all remedies available at law or in equity (including a decree of specific performance and/or injunctive relief).

2. Period of Exercise. This Warrant shall be exercisable at any time or from time to time during the period (the "EXERCISE PERIOD") commencing on the date of initial issuance of this Warrant (the "ISSUE DATE"), and ending at 5:00 p.m., New York City time, on the date that is the later of (y) 210 days following the Issue Date or (z) 180 days following the date on which the First Registration Statement (as that term is defined in the Registration Rights Agreement) has been declared effective by the United States Securities and Exchange Commission (the "TERMINATION DATE"). The Exercise Period shall automatically be extended by one day for each day on which (a) the Company does not have a number of shares of Common Stock reserved for issuance upon exercise hereof or exercise of the Additional Warrants at least equal to the number of shares of Common Stock issuable upon exercise hereof and thereof, or otherwise fails to deliver the Units in the names set forth in Section 1 hereof upon exercise hereof, or (b) the Warrant Shares or Additional Warrant Shares are not then otherwise registered for resale as required pursuant to the terms of the Registration Rights Agreement.

3. Certain Agreements of the Company. The Company hereby covenants and agrees as follows:

      (a) Shares to be Fully Paid. All Warrant Shares, Additional Warrants and Additional Warrant Shares shall, upon issuance in accordance with the terms of this Warrant or Additional Warrants, as the case may be, be validly issued, fully paid and non-assessable and free from all taxes, liens, claims and encumbrances.

      (b) Reservation of Shares. During the Exercise Period, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant and the Additional Warrants, a sufficient number of shares of Common Stock to provide for the exercise in full of this Warrant and the Additional Warrants (without giving effect to the limitations contained in Section 9 hereof or thereof).

      (c) Listing. The Company shall promptly secure the listing or quotation of the shares of Common Stock issuable upon exercise of this Warrant (and, once issued pursuant to the terms hereof, the Additional Warrants) upon each national securities exchange or automated or electronic quotation system, if any, upon which shares of Common Stock are then listed or quoted or become listed or quoted (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed or quoted, such listing or quotation of all shares of Common Stock from time to time issuable upon the exercise of this Warrant (and, once issued pursuant to the terms hereof, the Additional Warrants); and the Company shall so list or apply for quotation on each national securities exchange or automated or electronic quotation system, as the case may be, and shall maintain such listing or quotation of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant (and, once issued pursuant to the terms hereof, the Additional Warrants) if and so long as any shares of the same class shall be listed or quoted on such national securities exchange or automated or electronic quotation system.

      (d) Certain Actions Prohibited. The Company shall not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the economic benefit inuring to the holder hereof and the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

      (e) Successors and Assigns. This Warrant shall be binding upon any entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all of the Company's assets.

      (f) Blue Sky Laws. The Company shall, on or before the date of issuance of any Units, take such actions as the Company shall reasonably determine are necessary to qualify the Units for, or obtain exemption for the Units for, sale to the holder of this Warrant upon the exercise hereof under applicable securities or "blue sky" laws of the provinces of Canada and the states of the United States, and shall provide evidence of any such action so taken to the holder of this Warrant prior to such date; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(f), (ii) subject itself to general taxation in any such jurisdiction or (iii) file a general consent to service of process in any such jurisdiction.

4. Antidilution Provisions. During the Exercise Period, the Exercise Price and the number of Units issuable hereunder shall be subject to adjustment from time to time as provided in this Section 4.

      (a) Stock Splits, Stock Dividends, Etc. If, at any time during the Exercise Period, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, combination, reclassification or other similar event, the Exercise Price in effect immediately prior to such increase shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination, reclassification or other similar event, the Exercise Price in effect immediately prior to such decrease shall be proportionately increased.

      (b) Adjustment in Number of Units. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 4, the number of Units issuable upon exercise of this Warrant at each such Exercise Price shall be adjusted by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Units issuable upon exercise of this Warrant at such Exercise Price immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

      (c) Notice of Adjustment. Upon the occurrence of any event which requires any adjustment or readjustment of the Exercise Price or change in number or type of stock, securities and/or other property issuable upon exercise of this Warrant, then, and in each such case, the Company shall give notice thereof to the holder hereof, which notice shall state the Exercise Price resulting from such adjustment or readjustment and any change in the number of type of stock, securities and/or other property issuable upon exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the chief financial officer of the Company.

      (d) No Fractional Shares. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the Market Price of a share of Common Stock on the date of such exercise.

      (e)   Other Notices. In case at any time:

            (i) the Company shall declare any dividend upon the Common Stock payable in shares of stock of any class or make any other distribution (other than dividends or distributions payable in cash out of retained earnings consistent with the Company's past practices with respect to declaring dividends and making distributions) to the holders of the Common Stock;

            (ii) the Company shall offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

            (iii) there shall be any capital reorganization of the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into, or sale of all or substantially all of its assets to, another corporation or entity; or

            (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in each such case, the Company shall give to the holder of this Warrant
(A) notice of the date or estimated date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable estimate thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least thirty (30) days prior to the record date or the date on which the Company's books are closed in respect thereto. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses (i), (ii), (iii) and (iv) above. Notwithstanding the foregoing, the Company shall publicly disclose the substance of any notice delivered hereunder prior to delivery of such notice to the holder hereof.

5. Issue Tax. The issuance of certificates for Units upon the exercise of this Warrant shall be made without charge to the holder of this Warrant or such securities for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the holder of this Warrant.

6. No Rights or Liabilities as a Shareholder. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company. No provision of this Warrant, in the absence of affirmative action by the holder hereof to purchase Warrant Shares or Additional Warrant Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

7.    Transfer, Exchange, Redemption and Replacement of Warrant.

      (a) Restriction on Transfer. This Warrant and the rights granted to the holder hereof are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in the form attached hereto, at the office or agency of the Company referred to in Section 7(e) below, provided, however, that any transfer or assignment shall be subject to the conditions set forth in Sections 7(f) and 9 hereof and to the provisions of
Section 5 of the Securities Purchase Agreement. Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered holder hereof as the owner and holder hereof for all purposes, and the Company shall not be affected by any notice to the contrary. Notwithstanding anything to the contrary contained herein, the registration rights described in Section 8 hereof are assignable only in accordance with the provisions of the Registration Rights Agreement.

      (b) Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the holder hereof at the office or agency of the Company referred to in Section 7(e) below, for new Warrants of like tenor of different denominations representing in the aggregate the right to purchase the number of Units which may be purchased hereunder, each of such new Warrants to represent the right to purchase such number of Units (at the Exercise Price therefor) as shall be designated by the holder hereof at the time of such surrender.

      (c) Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

      (d) Cancellation; Payment of Expenses. Upon the surrender of this Warrant in connection with any transfer, exchange, or replacement as provided in this Section 7, this Warrant shall be promptly canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses (other than legal expenses, if any, incurred by the holder of this Warrant or transferees) and charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 7. The Company shall indemnify and reimburse the holder of this Warrant for all losses and damages arising as a result of or related to any breach of the terms of this Warrant, including costs and expenses (including legal fees) incurred by such holder in connection with the enforcement of its rights hereunder.

      (e) Warrant Register. The Company shall maintain, at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

      (f) Transfer or Exchange Without Registration. If, at the time of the surrender of this Warrant in connection with any transfer or exchange of this Warrant, this Warrant (or, in the case of any exercise, the Units issuable hereunder) shall not be registered under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer or exchange, (i) that the holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer or exchange may be made without registration under the Securities Act and under applicable state securities or blue sky laws (the cost of which shall be borne by the Company if the Company's counsel renders such an opinion, and up to $1,000 of such cost shall be borne by the Company if the holder's counsel is required to render such opinion), (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an "ACCREDITED INVESTOR" as defined in Rule 501(a) promulgated under the Securities Act; provided, however, that no such letter or status as an "accredited investor" shall be required in connection with a transfer pursuant to Rule 144 under the Securities Act.

8. Registration Rights. The initial holder of this Warrant (and certain assignees thereof) is entitled to the benefit of such registration rights in respect of the Warrant Shares and Additional Warrant Shares as are set forth in the Registration Rights Agreement, including the right to assign such rights to certain assignees, as set forth therein.

9. Additional Restrictions on Exercise and Transfer. The exercise and transfer of this Warrant shall be subject to the following limitations (each of which limitations shall be applied independently):

      (a) Cap Amount. If the Company is prohibited by Rule 4350(i) of the National Association of Securities Dealers, Inc. ("NASD"), or any successor or similar rule, or the rules or regulations of any other securities exchange on which the Common Stock is then listed or traded, from issuing a number of shares of Common Stock upon exercise of this Warrant (together with any shares of Common Stock issued pursuant to other securities issued pursuant to the Securities Purchase Agreement, the Additional Warrants or other agreements entered in connection therewith) in excess of a prescribed amount (the "CAP AMOUNT") (without stockholder approval or otherwise), then the Company shall not issue shares upon any such exercise in excess of the Cap Amount. Assuming solely for purposes of this Section 9(a) that such Rule 4350(i) or similar rule is applicable, the Cap Amount shall be 19.99% of the Common Stock outstanding immediately prior to the date hereof. The Cap Amount shall be allocated pro rata to the holders of Warrants (and the holders of such other securities issued pursuant to the Securities Purchase Agreement, the Additional Warrants or other agreements entered in connection therewith) as provided in Section 12(h). In the event that the Company is prohibited from issuing shares of Common Stock upon any exercise of this Warrant as a result of the operation of this Section 9(a), the Company shall immediately notify the holder hereof of such occurrence and the holder shall thereafter have the option, exercisable in whole or in part at any time and from time to time, by delivery of written notice to such effect (a "REDEMPTION NOTICE") to the Company, to require the Company to redeem for cash, at an amount per share equal to the Redemption Amount (as defined below), a portion of this Warrant such that, after giving effect to such redemption, the then unissued portion of the holder's Cap Amount is at least equal to one hundred percent (100%) of the total number of shares of Common Stock issuable upon exercise of this Warrant in full. If the Company fails to redeem such portion of this Warrant within five business days after its receipt of such Redemption Notice, then the holder hereof shall be entitled to interest on the Redemption Amount at a per annum rate equal to the lower of twenty-four percent (24%) and the highest interest rate permitted by applicable law from the date on which such Redemption Amount is required to be paid hereunder until the actual date of payment of the Redemption Amount hereunder. For purposes of this Section 9(a), the "REDEMPTION AMOUNT" equals (i) the value of that portion of the Warrant being so redeemed derived using the Black-Scholes formula (using Bloomberg) as of the date on which the holder gives the Redemption Notice, assuming the volatility of the Company's Common Stock equals 60% and the risk-free interest rate equals 3% per annum, multiplied by (ii) 105%.

      (b) Additional Restrictions on Exercise and Transfer. In no event shall the holder hereof have the right to exercise any portion of this Warrant for shares of Common Stock or to dispose of any portion of this Warrant to the extent that such right to effect such exercise or disposition would result in the holder and its affiliates together beneficially owning more than 9.99% of the outstanding shares of Common Stock. For purposes of this Section 9(b), beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder. The restriction contained in this Section 9(b) may not be altered, amended, deleted or changed in any manner whatsoever unless the holders of a majority of the outstanding shares of Common Stock and the holder hereof shall approve, in writing, such alteration, amendment, deletion or change.

10.   Mandatory Exercise.

      (a) If all of the Required Conditions are satisfied, then at any time during the period starting on the date that is 30 days prior to the Termination Date and ending on the Termination Date, the Company shall have the right to deliver to the holder hereof a written notice (the "COMPANY EXERCISE NOTICE") instructing such holder to exercise its rights to purchase up to all of the Units not yet purchased hereunder. Upon the receipt of the Company Exercise Notice, the holder shall, no later than 30 days following the receipt of such notice, exercise its rights under Section 1 for the number of Units specified in such Company Exercise Notice, provided, at the time of such exercise, all Required Conditions continue to be meet.

      (b)   The "REQUIRED CONDITIONS" shall consist of the following:

            (i) the Market Price of the Common Stock on the date the Company Exercise Notice is delivered is greater than $10.14;

            (ii) the First Registration Statement required to be filed by the Company pursuant to the Registration Rights Agreement shall have been declared effective by the United States Securities and Exchange Commission and shall continue to be effective (it being understood that the Company shall comply with all of its obligations under the Registration Rights Agreement relating to the effectiveness of such registration statement);

            (iii) all Warrant Shares, Additional Warrants and Additional Warrant Shares are then authorized and reserved for issuance, (b) all Warrant Shares are registered under the Securities Act for resale by the holders, and (c) all Warrant Shares are listed or traded on the Nasdaq SmallCap Market; and

            (iv) the Company is not in breach of any of its obligations hereunder or under the Securities Purchase Agreement, the Registration Rights Agreement, the Series A Warrants (as that term is defined under the Securities Purchase Agreement), or the Additional Warrants.

11. Certain Definitions. For purposes of this Warrant, the following capitalized terms shall have the respective meanings assigned to them:

      (a) "ADDITIONAL WARRANT SHARES" means the shares of Common Stock issuable upon exercise of or otherwise pursuant to the Additional Warrants.

      (b) "BUSINESS DAY" means any day, other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law, regulation or executive order to close.

      (c)   "MARKET PRICE" means, for any security as of any date, the lesser of
(i) the volume weighted average price of such security for the five trading days immediately preceding such date, or (ii) the volume weighted average price of such security on such date, in either case on the principal trading market where such security is listed or traded as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to the holder hereof if Bloomberg Financial Markets is not then reporting closing sales prices of such security) (in any case, "BLOOMBERG"), or if the foregoing does not apply, the last reported sales price of such security on a national exchange or in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no such price is reported for such security by Bloomberg, the average of the bid prices of all market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc., in each case for such date or, if such date was not a trading day for such security, on the next preceding date which was a trading day. If the Market Price cannot be calculated for such security as of either of such dates on any of the foregoing bases, the Market Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Company and reasonably acceptable to the holder hereof, with the costs of such appraisal to be borne by the Company.

      (d) "TRADING DAY" means any day on which principal United States securities exchange or trading market where the Common Stock is then listed or traded, is open for trading.

      (e) "WARRANT SHARES" means the shares of Common Stock issuable upon exercise of or otherwise pursuant to this Warrant.

12.   Miscellaneous.

      (a) Governing Law; Jurisdiction. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. The Company irrevocably consents to the jurisdiction of the United States federal courts and the state courts located in the County of New Castle, State of Delaware, in any suit or proceeding based on or arising under this Warrant and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding in such forum. The Company further agrees that service of process upon the Company mailed by first class mail shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the right of the holder to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

      (b) Construction. Whenever the context requires, the gender of any word used in this Warrant includes the masculine, feminine or neuter, and the number of any word includes the singular or plural. Unless the context otherwise requires, all references to articles and sections refer to articles and sections of this Warrant, and all references to schedules are to schedules attached hereto, each of which is made a part hereof for all purposes. The descriptive headings of the several articles and sections of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

      (c) Severability. If any provision of this Warrant shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Warrant or the validity or enforceability of this Warrant in any other jurisdiction.

      (d) Entire Agreement; Amendments. This Warrant contains the entire understanding of the Company and the holder hereof with respect to the matters covered herein. Subject to any additional express provisions of this Warrant, no provision of this Warrant may be waived other than by an instrument in writing signed by the party to be charged with enforcement, and no provision of this Warrant may be amended other than by an instrument in writing signed by the Company and the holder.

      (e) Notices. Any notices required or permitted to be given under the terms of this Warrant shall be sent by certified or registered mail (return receipt requested) or delivered personally, by nationally recognized overnight carrier or by confirmed facsimile transmission, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by nationally recognized overnight carrier or confirmed facsimile transmission, in each case addressed to a party. The initial addresses for such communications shall be as follows, and each party shall provide notice to the other parties of any change in such party's address:

            (i)   If to the Company:

                  QSound Labs, Inc.
                  400 - 3115 12th Street NE
                  Calgary, AB T2E 7J2
                  Telephone: (403) 291-2492
                  Facsimile: (403) 250-1521
                  Attention: David Gallagher

                  with a copy to Joanna Varvos, Esq.
                  as above

            (ii) If to the holder, at such address as shall be set forth in the Warrant Register from time to time.

      (f) Successors and Assigns. This Warrant shall be binding upon and inure to the benefit of the parties and their successors and assigns. Except as provided herein, the Company shall not assign this Warrant or its obligations hereunder. The holder hereof may assign or transfer this Warrant and such holders rights hereunder in accordance with Section 7 hereof.

      (g) Equitable Relief. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holder by vitiating the intent and purpose of this Warrant. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations hereunder will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Warrant, that the holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

      (h) Allocation of Cap Amount. The initial Cap Amount shall be allocated pro rata among the holders of the Warrants (and the holders of such other securities issued pursuant to the Securities Purchase Agreement, the Additional Warrants or other agreements entered in connection therewith) based on the number of Warrant Shares issuable upon exercise of the Warrants (and such other securities) issued to each such holder. Each increase to the Cap Amount shall be allocated pro rata among the holders of the Warrants (and the holders of such other securities issued pursuant to the Securities Purchase Agreement or other agreements entered in connection therewith) based on the number of Units issuable upon exercise of the Warrants (and such other securities) held by each holder at the time of the increase in the Cap Amount. In the event the holder shall sell or otherwise transfer any of the holder's Warrants (or any such other securities), each transferee shall be allocated a pro rata portion of such transferor's Cap Amount. Any portion of the Cap Amount which remains allocated to any person or entity which does not hold any Warrants (or any such other securities) shall be allocated to the remaining holders of the Warrants (and the holders of such other securities issued pursuant to the Securities Purchase Agreement or other agreements entered in connection therewith), pro rata based on the number of Units issuable upon exercise of the Warrants (and such other securities) then held by such holders.

                [REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY]

      IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

                                     QSOUND LABS, INC.

                                     By:___________________________________
                                     Name:
                                     Title:

                      [SIGNATURE PAGE TO SERIES B WARRANT]

                           FORM OF EXERCISE AGREEMENT

         (TO BE EXECUTED BY THE HOLDER IN ORDER TO EXERCISE THE WARRANT)

To:   QSound Labs, Inc.
      400 - 3115 12th Street NE
      Calgary, AB T2E 7J2
      Facsimile: (403) 250-1521
      Attention: Chief Executive Officer

      The undersigned hereby irrevocably exercises the right to purchase _____________ Units (as that term is defined in the Warrant attached hereto) of QSound Labs, Inc., a corporation organized under the laws of the State of Alberta, Canada (the "COMPANY"), evidenced by the attached Warrant, and herewith makes payment of the Exercise Price with respect to such shares in full, all in accordance with the conditions and provisions of said Warrant.

      The undersigned agrees not to offer, sell, transfer or otherwise dispose of any Common Stock obtained on exercise of the Warrant, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

      The undersigned represents, warrants and certifies as follows (one (only) of the following must be checked):

            [ ] The undersigned is an "accredited investor" (as that term is defined under Rule 501(a) as promulgated under Regulation D of the United States Securities Act of 1933, as amended, is exercising this warrant on its own behalf and not for the account or benefit of any other person and the representations and warranties made to the Company in connection with the acquisition of this warrant remain true and correct.

            [ ] The undersigned has delivered to the Company an opinion of counsel or such other evidence (which will not be sufficient unless it is satisfactory to the Company) to the effect that an exemption from the registration requirements of the 1933 Act and applicable state securities laws is available.

      Check one of the following:

            [ ] The undersigned requests that the Company cause its transfer agent to electronically transmit the Common Stock issuable pursuant to this Exercise Agreement to the account of the undersigned or its nominee (which is _________________) with DTC through its Deposit Withdrawal Agent Commission System ("DTC TRANSFER"), provided that such transfer agent participates in the DTC Fast Automated Securities Transfer program.

            [ ] In lieu of receiving the shares of Common Stock issuable pursuant to this Exercise Agreement by way of DTC Transfer, the undersigned hereby requests that the Company cause its transfer agent to issue and deliver to the undersigned physical certificates representing such shares of Common Stock.

The undersigned requests that a Warrant representing any unexercised portion hereof be issued, pursuant to the Warrant, in the name of the Holder and delivered to the undersigned at the address set forth below:

Dated:_________________                     ____________________________________
                                                     Signature of Holder

                                            ____________________________________
                                                    Name of Holder (Print)

                                                    Address:
                                            ____________________________________
                                            ____________________________________
                                            ____________________________________

                               FORM OF ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all the rights of the undersigned under the within Warrant, with respect to the number of Units (as that term is defined in the Warrant) covered thereby set forth hereinbelow, to:

Name of Assignee            Address                           No. of Units
----------------            -------                           ------------

, and hereby irrevocably constitutes and appoints ______________________________ as agent and attorney-in-fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.

Dated: _____________________, ____

In the presence of

_____________________

                                     Name:______________________________________

                                     Signature:_________________________________
                                     Title of Signing Officer or Agent (if any):

                                     ___________________________________________

                                     Address:___________________________________
                                             ___________________________________
                                             ___________________________________

                                     Note: The above signature should correspond
                                           exactly with the name on the face of
                                           the within Warrant.